UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 15, 2008

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 East Broadway, Gardner, Massachusetts 01440

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 630-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment to the Current Report on Form 8-K originally filed on April 21, 2008 is being filed solely to amend the second paragraph of Item 4.01 to include an exception to the modification of reports due to a going concern uncertainty, which was mistakenly not included in the original filing. A new Exhibit 16.1 is also being filed to include an updated letter from the Company’s former independent registered public accountants demonstrating that they agree with the statements as amended. Item 5.02 remains unchanged from the Current Report on Form 8-K originally filed on April 21, 2008, and therefore is not included in this amendment.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 15, 2008, and pursuant to a recommendation from its Audit Committee as a cost-effectiveness measure, the Board of Directors of Precision Optics Corporation, Inc. (the “Company”) dismissed Vitale, Caturano & Company, Ltd. (“Vitale Caturano”) as the independent registered public accountants for the Company.

The audit reports of Vitale Caturano on the Company’s consolidated financial statements as of and for the years ended June 30, 2006 and 2007 contained no adverse opinion or disclaimer of opinion, nor were such reports modified as to uncertainty, audit scope, or accounting principles except for a modification for a going concern uncertainty.

In connection with the audits of the two fiscal years ended June 30, 2007, and the subsequent interim periods through April 15, 2008, there were no disagreements with Vitale Caturano on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Vitale Caturano, would have caused Vitale Caturano to make reference to the subject matter of the disagreements in their opinions. There were no "reportable events" during the fiscal years ended June 30, 2006 and 2007 or the subsequent interim periods through April 15, 2008, except for a material weakness in internal control over the Company's accounting for stock based compensation identified by Vitale Caturano, which the Company initially reported in "Item 3. Controls and Procedures," of its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006. The Audit Committee discussed such material weakness with Vitale Caturano. The Company has authorized Vitale Caturano to respond fully to any inquiries by Stow & Degon regarding such material weakness.

The Company provided Vitale Caturano with a copy of this Current Report on Form 8-K, as amended, on April 23, 2008 and requested that they furnish the Company with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, as amended, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Vitale Caturano, dated April 23, 2008, is attached to this Form 8-K, as amended, as an exhibit.

On April 15, 2008, the Audit Committee recommended and the Board of Directors approved the engagement of Stow & Degon as the Company’s independent accountants for the quarter ended March 31, 2008 and for the fiscal year ending June 30, 2008, effective upon the final execution of an engagement letter. The Company's management and the members of the Audit Committee of the Company's Board of Directors believe that the engagement of Stow & Degon will permit the Company to obtain similar audit services at a lower cost to the Company.

During the two most recent fiscal years and through April 15, 2008, the Company did not consult with Stow & Degon regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matter that was either the subject of disagreement or identified in response to Item 304(a)(1)(iv) of Regulation S-B, including the material weakness identified above.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibit Number	Title

16.1	Letter from Vitale, Caturano & Company, Ltd. to the Securities and Exchange Commission dated April 23, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION OPTICS CORPORATION, INC.

Date: April 23, 2008	By:	/s/ Richard E. Forkey
Name: Richard E. Forkey
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from Vitale, Caturano & Company, Ltd. to the Securities and Exchange Commission dated April 23, 2008.